Exhibit 4.5

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of April 29, 2014, by and among Woodside Homes Company, LLC (the “Company”), Woodside Homes Finance Inc. (the “Corporate Issuer”, and together with the Company, the “Issuers”), each of the guarantors listed on Schedule I hereto and the other guarantors from time to time party hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers initially issued $220,000,000 aggregate principal amount of 6.750% Senior Notes due 2021 (the “Existing Notes”) under an indenture, dated as of August 5, 2013 (as supplemented through the date of this Supplemental Indenture, the “Indenture”), among the Issuers, the Guarantors party thereto and the Trustee;

WHEREAS, Section 2.01 of the Indenture provides that the Issuers may issue Additional Notes under the Indenture subject to certain conditions set forth in the Indenture, including Section 4.09 of the Indenture;

WHEREAS, the Issuers desire to execute and deliver this Supplemental Indenture for the purpose of issuing $50,000,000 in aggregate principal amount of its 6.750% Senior Notes due 2021 as Additional Notes under the Indenture (the “New Notes” and, together with the Existing Notes, the “Notes”);

WHEREAS, pursuant to Section 9.01(a)(8) of the Indenture, the Issuers, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuers have complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the New Notes and Existing Notes shall vote together and shall be treated as a single class for all purposes under the Indenture (as supplemented by this Supplemental Indenture), including, without limitation, waivers, amendments, redemptions and offers to purchase.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) AMOUNT OF NEW NOTES.  The aggregate principal amount of New Notes to be authenticated and delivered under the Indenture and this Supplemental Indenture on April 29, 2014 is $50,000,000.

(3)  TERMS OF NEW NOTES.  The New Notes to be issued as Additional Notes under the Indenture and pursuant to this Supplemental Indenture shall:

a.                                      be issued as part of the same class as the Existing Notes previously issued under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, as to waivers, amendments, redemptions and offers to purchase;

b.                                      rank pari passu with the Existing Notes and shall have identical terms and conditions as the Existing Notes other than issue date, issue price, the first Interest Payment Date and the first date from which interest will accrue;

c.                                       be issued on April 29, 2014 at an issue price of 100.250% of the principal amount, plus accrued and unpaid interest from December 15, 2013, the first day of the current interest period of the Existing Notes, accrue interest from December 15, 2013 and have a first Interest Payment Date of June 15, 2014;

d.                                      be issuable in whole in the form of two Global Notes to be held by the Depositary and in the form, including appropriate transfer restriction legends, provided in Exhibit A (with modifications to provide for the terms of the Additional Notes as set forth herein) and Appendix A to the Indenture; and

e.                                       bear the CUSIP number of 980242 AA9 and ISIN number of US980242AA90 (with respect to the Rule 144A Global Note) and bear the CUSIP number of U98433 AB8 and ISIN number of USU98433AB84 (with respect to the Regulation S Global Note).

(4)   REAFFIRMATION AND RATIFICATION OF INDENTURE, NOTE GUARANTEES AND NOTES; SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly set forth herein, this Supplemental Indenture shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the Indenture or Notes and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or Notes, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Supplemental Indenture shall apply to and be effective only with respect to the provisions of the Indenture or Notes specifically referred to herein.  Each and every term, condition, obligation, covenant and agreement contained in the Indenture, including the Note Guarantees contained therein, and Notes is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

(5)  NO RECOURSE AGAINST OTHERS.  An incorporator, director, officer, employee, member or stockholder, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration of the issue of the Notes and the Note Guarantee.

(6)  GOVERNING LAW.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(7)  COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(8)  EFFECT OF HEADINGS.  The Section headings herein have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(9)  THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Supplemental Indenture as of the day and year first above written.

WOODSIDE HOMES COMPANY, LLC

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	President and Chief Executive Officer

WOODSIDE HOMES FINANCE INC.

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	President

WOODSIDE GROUP, LLC
PLEASANT HILL INVESTMENTS, LC
WDS GP, INC.
WDS HOLDINGS, LLC

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	President

WOODSIDE 05N, LP
WOODSIDE 05S, LP
WOODSIDE 06N, LP

By:	WDS GP, Inc., its General Partner

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	President

WOODSIDE HOMES OF ARIZONA, INC.

By:	/s/ Clay Packer
	Name:	Clay Packer
	Title:	Treasurer

WOODSIDE HOMES SALES AZ, LLC
WOODSIDE HOMES OF AZ, LLC
WOODSIDE 06N, LP

By:	/s/ Clay Packer
	Name:	Clay Packer
	Title:	Treasurer

WOODSIDE HOMES OF CALIFORNIA, INC.
WOODSIDE HOMES OF FRESNO, INC.
WOODSIDE HOMES OF NORTHERN CALIFORNIA, INC.
WOODSIDE HOMES OF NEVADA, LLC
WOODSIDE MADISON COLONY, LLC
WOODSIDE PALOMAR, LLC
WOODSIDE 20/25, LLC
WOODSIDE ENCORE AT SUNSET RANCH, LLC
WOODSIDE SOUTHERN HILLS, LLC
WOODSIDE TIERRA VERDE 301, LLC
FOXBORO ESTATES, LLC
WOODSIDE HOMES OF SOUTH TEXAS, LLC
WOODSIDE HOMES OF UTAH, LLC
WOODSIDE HUNTERS CREEK, LLC
WOODSIDE RIVERWALK PRESERVE, LLC
WOODSIDE SUNSET FARMS, LLC
WOODSIDE TEXAS LAND HOLDINGS, LLC
WOODSIDE AMR 91, LLC
WOODSIDE HOMES OF SOUTHERN CALIFORNIA, LLC
WOODSIDE HOMES SALES AZ, LLC
WOODSIDE SUMMIT AT FOOTHILLS RESERVE, LLC
WOODSIDE VILLA PALERMO, LLC
WOODSIDE ROGERS RANCH, LLC
WOODSIDE SUMMERWOOD, LLC
WOODSIDE TUSCAN OAKS, LLC
WOODSIDE TWO CREEKS 65, LLC
WOODSIDE SCOTLAND HEIGHTS, LLC

By:	/s/ Joel Shine
Name:	Joel Shine
Title:	Vice PresidentPresident

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS
TRUSTEE

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

Schedule I

Guarantor

Woodside 20/25, LLC

Woodside Encore at Sunset Ranch, LLC

Woodside Southern Hills, LLC

Woodside Tierra Verde 301, LLC

Woodside Homes of Arizona, Inc.

Woodside Homes of AZ, LLC

Woodside 05N, LP

Woodside 05S, LP

Woodside 06N, LP

Woodside AMR 91, LLC

Woodside Homes of Southern California, LLC

WDS GP, Inc.

Woodside Homes of California, Inc.

Woodside Homes of Fresno, Inc.

Woodside Homes Sales AZ, LLC

Woodside Summit at Foothills Reserve, LLC

Woodside Villa Palermo, LLC

Woodside Homes of Northern California, Inc.

Woodside Scotland Heights, LLC

Woodside Homes of Nevada, LLC

Woodside Madison Colony, LLC

Woodside Palomar, LLC

Woodside Group, LLC

Pleasant Hill Investments, LC

WDS Holdings, LLC

Woodside Rogers Ranch, LLC

Woodside Summerwood, LLC

Woodside Tuscan Oaks, LLC

Woodside Two Creeks 65, LLC

Foxboro Estates, LLC

Woodside Homes of South Texas, LLC

Woodside Homes of Utah, LLC

Woodside Hunters Creek, LLC

Woodside Riverwalk Preserve, LLC

Woodside Sunset Farms, LLC

Woodside Texas Land Holdings, LLC